UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 23, 2005

Nextel Partners, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29633	91-1930918

(Commission File Number)	(IRS Employer Identification No.)

4500 Carillon Point
Kirkland, Washington 98033

(Address of Principal Executive Offices) (Zip Code)

(425) 576-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

     On May 23, 2005, Nextel Partners, Inc. (“Nextel Partners”) announced that its wholly owned subsidiary, Nextel Partners Operating Corp. (“OPCO”), has entered into a Second Amended and Restated Credit Agreement (the “Tranche D Loan Agreement”) dated as of May 23, 2005 by and between OPCO, J.P. Morgan Securities, Inc. (“JPMorgan Securities”), as Lead Arranger, several Lenders and OPCO’s various subsidiaries as guarantors. The Tranche D Loan Agreement provides OPCO with a new $550 million tranche D term loan facility (the “Tranche D Term Loan”), the proceeds of which, along with company funds, were used to repay OPCO’s existing $700 million secured tranche C term loan (the “Tranche C Term Loan”). Under the terms of the Tranche D Term Loan Agreement, the Tranche D Term Loan bears interest, at OPCO’s option, at the administrative agent’s alternate base rate or the reserve-adjusted London Interbank Offered Rate (“LIBOR”) plus, in each case, the applicable margins. The initial applicable margins for the Tranche D Term Loan are 1.50% over LIBOR and 0.50% over the base rate, reflecting a reduction of 1.0% from the applicable margins on the existing Tranche C Term Loan. Based on the lower interest rate and reduction in the amount of the facility, Nextel Partners expects to realize annualized interest expense savings of approximately $14 million. The Tranche D Term Loan has a maturity date of May 31, 2012.

     Borrowings under the Tranche D Term Loan are secured by, among other things, a first priority pledge of all assets of OPCO and all assets of the subsidiaries of OPCO and a pledge of their respective capital stock. The credit facility contains financial and other covenants customary for the wireless industry, including limitations on Nextel Partners’ ability to incur additional debt or create liens on assets. The credit facility also contains covenants requiring that Nextel Partners maintain certain defined financial ratios. A copy of the press release announcing this refinancing is filed with this report as Exhibit 99.1.

     Certain of the lenders referenced above, directly or through affiliates, have pre-existing relationships with Nextel Partners, including participation as lenders in Nextel Partners’ existing revolving credit facility and the Tranche C Term Loan, and have provided investment banking services to Nextel Partners, including as underwriters in certain of Nextel Partners’ public offerings of debt securities.

Item 1.02	Termination of a Material Definitive Agreement.

     The information regarding termination of the Tranche C Term Loan Agreement referenced above in Item 1.01 is incorporated into this Item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

     The information reported above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) The following exhibit is filed with this Form 8-K:

Exhibit No.	Description

99.1	Press release, dated May 23, 2005, issued by Nextel Partners, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.
Date: May 23, 2005	By:	/s/ Barry Rowan
Barry Rowan
Executive Vice President and Chief Financial Officer